UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
November 1, 2007

AKEENA SOLAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52385	90-0181035
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

16005 Los Gatos Boulevard
Los Gatos, California 94032
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(408) 402-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

The information set forth in Item 3.02 of this Current Report on Form 8-K that relates to the entry into material definitive agreements is incorporated by reference into this Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities.

On November 1, 2007, Akeena Solar, Inc. (“Akeena”) agreed to issue (i) 3,728,572 shares of its common stock and (ii) warrants to purchase 745,716 shares of its common stock (the “Warrants”) pursuant to a Securities Purchase Agreement by and among Akeena and the Investors (as defined therein) (the “Agreement”). Akeena will receive aggregate gross proceeds of approximately $26.1 million from the sale of the common stock and Warrants. The Warrants are exercisable beginning 180 days after the closing, have a term of 60 months, and have an exercise price of $10.08 per share. The exercise price and the number of shares subject to the Warrants are subject to adjustment based on various future events, including on the basis of a weighted average formula anti-dilution provision, which could cause the exercise price per share to decrease and the number of shares of common stock subject to the Warrants to proportionately increase, in the event that Akeena issues (or is deemed to issue) shares of its common stock within twelve months of the original issuance date of the Warrants for a price per share that is less than the previously applicable exercise price of the Warrants. The Warrants also contain a cashless exercise feature if a registration statement is not available to cover the resale of the shares underlying the Warrants, subject to certain exceptions.

The common stock and Warrants were offered solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”), in reliance on the exemption from registration afforded by Rule 506 of Regulation D. Pursuant to the Agreement, Akeena agreed to file a registration statement covering the resale of the common stock and the shares of common stock underlying the Warrants issued and issuable to the Investors no later than 30 days from the closing of the offering, and to seek to have such registration statement declared effective no later than 90 days from the closing of the offering, or if Akeena's registration statement is reviewed by the Securities and Exchange Commission, 135 days from the closing of the offering.

In connection with the private placement, Akeena expects to pay total commissions in the form of cash fees totaling approximately $1,631,750 and in the form of warrants with a term of three years for the purchase of approximately 280,929 shares of its common stock at an exercise price of $10.08 per share.

The foregoing is not a complete summary of the terms of the offering, the Agreement or the Warrants described in this Item 3.02, and reference is made to the complete text of the Agreement and the form of Warrant attached hereto as Exhibits 10.1 and 4.1.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Warrant to Purchase Common Stock

10.1	Securities Purchase Agreement by and among Akeena Solar, Inc. and the Investors (as defined therein), dated as of November 1, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2007

AKEENA SOLAR, INC.

By: /s/ Gary R. Effren
Gary R. Effren,
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

4.1	Form of Warrant to Purchase Common Stock

10.1	Securities Purchase Agreement by and among Akeena Solar, Inc. and the Investors (as defined therein), dated as of November 1, 2007